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                                                                      EXHIBIT 21
PART IV (continued)
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EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

     The Corporation or one of its wholly-owned subsidiaries beneficially owns 100% of the outstanding capital stock, voting securities and ownership interests of each of the corporations and limited partnerships listed below and all of the common securities of BancWest Capital I and First Hawaiian Capital I. The Corporation is indirectly the sole general partner of First Hawaiian Center Limited Partnership.

                                                                               STATE OR OTHER
                                                                              JURISDICTION OF
NAME                                                                           INCORPORATION
---------------------------------------------------------------------------------------------
Bank of the West ...............................................................California
  Oakwood Financial Service Corporation.........................................California
  First National Bancorporation.................................................California
  Essex Credit Corporation......................................................Connecticut
  First National Bancorp, Inc. .................................................California
  CB Insurance Agency, Inc. ....................................................California
  Church Loan Corporation.......................................................California
  United Communities Corporation................................................California
  First Santa Clara Corporation.................................................California
  Central Valley National Corporation...........................................California
First Hawaiian Bank.............................................................Hawaii
  Real Estate Delivery, Inc. ...................................................Hawaii
  FH Center, Inc. ..............................................................Hawaii
  FHB Properties, Inc. .........................................................Hawaii
    First Hawaiian Center, L.P. ................................................Hawaii
  Pacific One Dealer Center, Inc. ..............................................Hawaii
  The Bankers Club,Inc. ........................................................Hawaii
  Center Club, Inc. ............................................................Hawaii
  First Hawaiian Leasing, Inc. .................................................Hawaii
  First Hawaiian Insurance, Inc. ...............................................Hawaii
  Bishop Street Capital Management Corporation..................................Hawaii
FHL Lease Holding Company, Inc. ................................................Hawaii
  FHL SPC One, Inc. ............................................................Hawaii
FHI International, Inc. ........................................................Hawaii
BancWest Capital I .............................................................Delaware
First Hawaiian Capital I .......................................................Delaware

All subsidiaries were included in the consolidated financial statements of the Corporation.


                                      BancWest Corporation and Subsidiaries   77